Exhibit 10.15.1

Consulting Agreement

This Consulting Agreement (this “Agreement”) is entered into as of June 3, 2016 (the “Effective Date”), by and between Air Methods Corporation, a Delaware corporation (the “Company”), whose place of business is 7211 South Peoria Street, Denver, Colorado 80206, and Trent Carman, an individual, (the “Consultant”), whose address is 1535 East Fair Place, Centennial, CO 80121.

Recitals

A.           The Consultant has considerable knowledge and experience relating to the administration, financial, and risk management operations and processes.

B.           The Company desires to engage the Consultant as an independent contractor to provide certain advisory services to the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual representations, promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.          Term of Agreement. The Company hereby engages the Consultant as a consultant, subject to the terms and conditions hereof, for the period commencing as of the Effective Date and ending on the date that is six (6) months from the Effective Date (the “Term”), except as the Term may be extended by mutual written agreement of the parties hereto or earlier terminated as hereafter provided.

2.          Consulting Services; Representations and Warranties.

(a)          During the Term, the Consultant shall perform consulting services for the Company or an affiliate of the Company. Such consulting services are anticipated to include, but not be limited to, review, analysis, implementation, and evaluation of the Company’s financial planning and risk management processes and any other services that may be assigned by the Company from time to time (collectively, the “Consulting Services”). During the Term, the Consultant will devote a sufficient amount of time necessary to accomplish its duties and responsibilities under this Agreement. Consultant has the right to control and direct the means, manner and method by which the Consulting Services are performed. The Consultant shall (a) be available in person for meetings with the Company and third parties, conferences or related activities upon reasonable request by the Company and (b) provide regular reporting to the Company regarding the Consulting Services. The Consultant's principal contact at the Company shall be Aaron Todd, Chief Executive Officer (“CEO”), and the Consultant shall accept instructions/directions from and report to this contact person or any other designee specified by the CEO.

(b)          The Consultant hereby represents, warrants and covenants to the Company as follows: (i) no other party has exclusive rights to the Consultant’s services in the specific areas described herein and the Consultant is in no way compromising any rights or trust relationships between any other party and the Consultant, or is creating a conflict of interest, or possibility thereof, for the Consultant or the Company and/or any of its affiliates; (ii) the Consulting Services will be performed in accordance with all applicable federal, state, local and municipal laws, rules, regulations, legislation, ordinances and orders (collectively, “Applicable Law”); (iii) following the release of any government request for proposal, the Consultant will not contact any government procurement office or its officials except with the prior written consent of the Company and in accordance with Company-approved strategy and policies; (iv) the Consultant shall report to the Company any of the Consultant’s activities that would be relevant to or reportable in a Company certification and/or disclosure pursuant to Applicable Law; (v) the Consultant will not lobby or contact any member or employee of a member of Congress for the purpose of influencing the award, extension, continuation, renewal, amendment or modification of any federal or state contract or subcontract; (vi) when contacting any other governmental agency or employee, the Consultant will refrain from any improper influence or actions prohibited by Applicable Law; and (vii) the Consultant shall secure and keep in full force and effect all necessary licenses, permits and bonds required by Applicable Law in connection with the Consulting Services, and shall report and pay all taxes, including but not limited to, income, payroll, sales, use, excise, or occupational taxes required in connection with the Consulting Services.

3.	Independent Contractor.

(a)          The Consultant will not be an employee of the Company but rather shall have the status of an independent contractor.

(b)          No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to the Consultant.  The Consultant is solely responsible for paying all payroll and employment taxes affecting it and/or its employees including, but not limited to, FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, state unemployment insurance tax, and state worker’s compensation insurance tax.

(c)          No benefits, including but not limited to health insurance benefits, retirement plan benefits, vacation pay or sick pay, shall be provided by the Company to Consultant.

(d)          No workers’ compensation or unemployment compensation insurance has been or will be obtained by the Company on account of the Consultant.  The Consultant agrees to provide workers’ compensation coverage and unemployment compensation for the Consultant’s employees, subcontractors and anyone directly or indirectly employed by the Consultant or the Consultant’s subcontractors, if applicable.

(e)          The Company shall define the scope of the Consulting Services and the Consultant shall exercise independent judgment regarding the manner in which the Consultant performs the Consulting Services. The Company shall not train the Consultant in how to perform the Consulting Services; provided, however, that the Company may require that the Consultant complete training courses upon reasonable request by the Company.  The Consultant shall have no right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the Company, whether express or implied, or to bind the Company in any respect.  The Consultant shall not combine the Consultant’s business operations with those of the Company; the parties shall remain separate and distinct entities.  At the Consultant’s expense, the Consultant shall provide the Consultant’s own computer, telephone or other equipment necessary to perform the Consulting Services. The Consultant shall devote such time, energy, attention and effort as may be necessary for Consultant to perform the Consulting Services in an ethical, diligent and professional manner and in accordance with standard industry practices.  Absent the Company’s prior written consent, the Consultant will not perform any case studies on or about the Company’s clients or publicize or share any information with third parties about the Consulting Services.

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4.          Compensation. In remuneration for the Consulting Services, the Consultant shall receive a consulting fee equal to $25,000 per month during the Term (the “Consulting Fee”). The Consultant shall submit an invoice to the Company for the Consulting Fee at the end of each month accompanied by a reasonably detailed summary of Consulting Services performed by the Consultant during such month (the “Summary Report”). The Consultant will not invoice the Company for any charges, duties, fees or amounts of any nature whatsoever, except for the Consulting Fee and any expenses to which it may be entitled pursuant to Section 5. Undisputed invoices provided to the Company by the Consultant will be payable within 15 days following the date of the Company’s receipt of such invoice and the Summary Report; provided, however, the Company’s payment of any invoice shall not constitute a waiver of any of the Company’s rights at law, in equity, under contract or otherwise (all of which are hereby expressly reserved), including, without limitation, the Company’s right to contest the accuracy of such invoice at a later date and obtain a refund of any amounts paid by the Company in connection with such invoice.

5.          Expenses. The Consultant acknowledges and agrees that it is solely responsible for the payment of all ordinary and necessary expenses associated with its performance of the Consulting Services hereunder, and agrees that it will not seek reimbursement from the Company for the same. Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to reimburse the Consultant for extraordinary expenses incurred by the Consultant incident to the performance of the Consulting Services including, without limitation, expenses related to travel requested by the Company; provided, however, that, unless otherwise specifically agreed to by the Company in writing, all such extraordinary expenses must be: (a) pre-approved in writing by the Company; (b) itemized; and (c) substantiated by verifiable and legible receipts.

6.          Termination. This Agreement may be terminated by the Company or the Consultant upon 15 days’ prior written notice to the other party. The Company may terminate this Agreement immediately for any willful breach by the Consultant of any provision set forth in this Agreement or any negligence or willful misconduct by the Consultant that may be detrimental or harmful to the Company. In the event of the termination of this Agreement pursuant to this Section 6, the Company's obligations under Sections 4 and 5 shall cease on the effective date of such termination, except with respect to the Company’s obligation to pay any unpaid Consulting Fees and expenses (incurred in accordance with Section 5) prior to the date of termination. In the event of the death or permanent disability of the Consultant, this Agreement shall terminate and no further payments shall be made hereunder, except with respect to the Company’s obligation to pay any unpaid Consulting Fees and expenses (incurred in accordance with Section 5) prior to the date of termination, which amounts shall be paid to the Consultant’s heirs, successors or assigns. The provisions of this Section 6 and Sections 7-18, shall survive the expiration or termination of this Agreement and shall remain in full force and effect in accordance with the terms thereof.

7.          Confidential Information; Non-Competition; Non-Solicitation. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets and confidential information. The strength and goodwill of the Company is derived from the specialized knowledge, trade secrets and confidential information generated from experience with the activities undertaken by the Company. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company. The Consultant acknowledges that the proprietary information, observations and data obtained by him during the Term concerning the business or affairs of the Company are the property of the Company. By reason of the Consulting Services provided under this Agreement, the Consultant has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations. In consideration of the foregoing, the Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

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(a)          The Consultant will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any Confidential Information (as defined below) about the affairs of the Company, including but not limited to confidential information concerning the results of the Company's financial condition. “Confidential Information” shall include any information marked as “confidential” or “proprietary” or traditionally treated by the Company as confidential and/or proprietary that is disclosed by the Company to the Consultant, all confidential information of third parties that is to be held as confidential by the Company, commercial or trade secrets about the Company's proprietary technology, products, devices and methods, as well as information about the Company's engineering designs, plans and standards, commercial plans, sales and marketing plans, techniques and reports, analytical techniques, technical information, employee information, or financial and business records, any of which contains proprietary information created or acquired by the Company and which information is held in confidence by the Company. “Confidential Information” does not include information which: (i) becomes generally available to the public, unless said Confidential Information was disclosed in violation of a confidentiality agreement; or (ii) becomes available to the Consultant on a non-confidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company or any of its affiliates or has not breached a duty of confidentiality to the Company or any of its affiliates in disclosing such information.

(b)          During the Term, the Consultant shall not, directly or indirectly through another entity or person, represent lines, products, goods or services that compete in any manner with the lines, products, goods or services of the Company.

(c)          During the Term and for six months thereafter, the Consultant will not, directly or indirectly through another entity or person, (i) induce any employee of the Company or its affiliates to leave the Company's or its affiliates’ employ or in any way interfere with the relationship between the Company or its affiliates and any employee thereof; (ii) tortuously interfere with the Company's or its affiliates’ business relationship with any supplier, customer, vendor, or other business relation of the Company or any of its affiliates; or (iii) disparage the Company or any of its affiliates or its or their respective officers, directors, shareholders, employees or agents.

(d)          The Consultant acknowledges and agrees that the covenants set forth in this Section 7 are reasonable and necessary given the Company’s current and future business plans. In addition to the provisions of Section 16, if any court of competent jurisdiction shall determine that the foregoing covenants are invalid in any respect, the parties hereto agree that any court so holding may limit such covenant in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against the Consultant. The Consultant acknowledges that the remedy at law for any breach of the foregoing covenants will be inadequate, and that the Company shall be entitled, in addition to any other remedy available at law, in equity or otherwise, to preliminary and permanent injunctive relief.

8.	Intellectual Property; Works of Authorship.

(a)          The Consultant agrees to disclose promptly to the Company all inventions, improvements, know-how, formulas, trade secrets, secret processes, technical information, or any other intellectual property (other than works of authorship) made or conceived, either alone or jointly with others, during the Term and for six months thereafter as a result of the Consulting Services or of the Confidential Information obtained by the Consultant during the Term or any extension thereof. The Consultant agrees that the Company shall be the exclusive owner of the entire right, title, and interest in and to any and all such intellectual property, including any patent applications and any patents that may issue therefrom anywhere in the world. The Consultant agrees to assign all right, title, and interest in and to such intellectual property to the Company without further payment from the Company. The Consultant also agrees that, upon the Company's request and at the Company's expense, the Consultant will provide reasonable assistance to the Company, at the Company’s cost, in prosecuting, maintaining, and protecting patents covering any such intellectual property.

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(b)          Any original work of authorship including any written, pictorial, graphic or audiovisual work, sound recording, courseware design or architecture in any form including, but not limited to, computer generated files and code, created by the Consultant in the course of providing Consulting Services to the Company shall be deemed as “works made for hire” and be the sole property of the Company and the Company shall own all the rights including the rights to copyright in the work. To the extent that any of the foregoing does not qualify as a “work made for hire,” the Consultant hereby irrevocably transfers, assigns and conveys the exclusive copyright ownership thereof to the Company, free and clear of any liens, claims or other encumbrances, to the fullest extent permitted by law. The Consultant agrees to execute all documents and perform all acts that the Company may reasonably request in order to assist the Company in perfecting its rights in and to the works developed under this Agreement anywhere in the world. The Company will reimburse the Consultant for any expenses reasonably incurred by Consultant in so doing.

(c)          The obligations to assign inventions and copyrights to the Company shall not apply to any invention or copyrights for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Consultant's own time, and (i) which does not relate (A) directly to the business of the Company or (B) to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by the Consultant for the Company.

9.          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes any prior agreement or understanding whether oral or written between the parties with respect to the matters covered hereby.

10.         Indemnification. The Consultant agrees to indemnify, save and hold harmless the Company and its affiliates, and its and their respective officers, directors, employees, agents and shareholders, and its and their respective assigns, heirs, successors and legal representatives from and against any and all losses, costs, expenses (including, but not limited to, payroll and income taxes and attorneys’ fees), damages, liabilities, claims, suits, demands, judgments and causes of action of any nature arising from or as a result of (a) the performance or non-performance of the Consultant’s obligations under this Agreement, (b) the failure of the Consultant to comply with any term or condition of this Agreement, (c) the breach of any representation or warranty given or made by the Consultant in this Agreement, (d) the reclassification of the Consultant as an employee of the Company and (e) any negligence or willful misconduct of the Consultant in performing the Consulting Services.

11.         Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered in person, sent by certified or registered mail, return receipt required, postage paid to the addresses stated above or to such other address as either party may designate or by facsimile to such facsimile number as either party may designate. All mailing notices shall be deemed effective upon depositing in the mail.

12.         Waiver. The waiver of either party of a breach of any provision of this Agreement shall not operate as or be construed as a continuing waiver or as a consent to or waiver of such subsequent breach.

13.         Modification. This Agreement may only be modified in writing signed by both parties.

14.         Assignment. Since the Consulting Services are personal, all duties to be performed by Consultant may not be assigned to any other individual or third party without the prior written consent of the Company. The Company shall have the right, without the consent of the Consultant, to assign this Agreement, or any of the Company’s rights or obligations hereunder, to an affiliate of the Company.

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15.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to its principles of conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY IS WAIVED BY THE COMPANY AND THE CONSULTANT. THE COMPANY AND THE CONSULTANT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN DENVER, COLORADO, IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY.

16.         Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.         Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of default or breach by the Consultant of this Agreement are cumulative and shall not affect in any manner any other remedies that the Company may have by reason of such default or breach by the Consultant. The exercise by the Company of any right or remedy herein provided shall be without prejudice to the Company’s right to exercise any other right or remedy provided herein, at law, or in equity. The Consultant agrees that any breach of this Agreement is likely to cause irreparable harm to the Company, and in the event of any actual or threatened breach of this Agreement by the Consultant that the Company shall be entitled to equitable relief.

18.         Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, PDF or other electronic means), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

AIR METHODS CORPORATION

By:	/s/ Crystal L. Gordon
Name: Crystal L. Gordon
Title: General Counsel, Secretary, and Senior Vice Presidcnt

CONSULTANT:

/s/ Trent Carman
Name: Trent Carman

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